UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2017

JPMorgan China Region Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-06686	22-3178023

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Beacon Street, 18th Fl., Boston, MA	02108

(Address of Principal Executive Offices)	(Zip Code)

(800) 441-9800

Registrant’s Telephone Number, Including Area Code

JPMorgan China Region Fund, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 5.07. Submission of Matters to a Vote of Security Holders

Signatures

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of the JPMorgan China Region Fund, Inc. (the ‘Fund”) was held on May 11, 2017 (the “Meeting”). A quorum was present at the Meeting. Two matters were submitted to the Fund’s stockholders and voted upon at the Meeting. They are more fully described in the Fund’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2017.

The first matter put forth by the Board to stockholders was to elect one (1) Director of the Fund, Julian M.I. Reid, to hold office for the term indicated and until his successor is elected and qualified. The Board recommended stockholders vote for the nominee. At the Meeting, the Fund’s stockholders voted in accordance with the recommendation of the Board and approved the appointment of Mr. Reid as a Director of the Fund.

(1)	The final results on this matter, certified by American Election Services, Inc. (“AES”), the independent inspector of elections for the Meeting, were as follows:

To elect one (1) Director of the Fund to hold office for the term indicated and until his successor is elected and qualified:

	For	Withheld
Julian M.I. Reid	5,465,207.975	325,262.804

The second matter put forth by the Board to stockholders was to consider and vote on the approval of the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution. The Board did not make a recommendation with respect to this matter.

(2)	The final results on this matter, certified by AES, were as follows:

To consider and vote on a proposal to liquidate and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution:

For	Against	Abstain	Broker Non-Votes
3,453,617.371	1,128,116.427	25,665.981	1,183,071.000

As the matter received the affirmative vote of a majority of the Fund’s outstanding shares, the matter was approved and the Fund will take steps to liquidate and dissolve in accordance with the Plan of Liquidation and Dissolution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan China Region Fund, Inc.

By: /s/ Lucy Dina
Date: May 16, 2017	Name: Lucy Dina
Title: Secretary